Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Fourth Quarter and Fiscal Year 2023 Results
Record Revenue and Cash Flow in FY 2023

WESTFORD, Mass., February 14, 2024 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended December 30, 2023.

Fourth Quarter Financial Highlights
•Revenue increased 3% to $239 million
•Operating cash flow increased 68% to $59 million
•Free cash flow increased 114% to $49 million
•Net income increased 5% to $27 million
•GAAP EPS increased 4% to $2.33
•Adjusted EPS increased 3% to $2.41
•Adjusted EBITDA decreased 2% to $48 million and represented 20.3% of revenue
•Bookings increased 1% to $218 million

Fiscal Year Financial Highlights
•Revenue increased 6% to a record $958 million
•Operating cash flow increased 61% to a record $166 million
•Free cash flow increased 80% to $134 million
•Net income decreased 4% to $116 million
•GAAP EPS decreased 4% to $9.90 compared to 2022 which included a $1.30 gain on sale of a facility
•Adjusted EPS increased 9% to a record $10.04
•Adjusted EBITDA increased 6% to a record $201 million and represented a record 21.0% of revenue
•Bookings decreased 4% to $917 million
•Ending backlog was $310 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Free cash flow, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The fourth quarter was a solid finish to a record-setting year,” said Jeffrey L. Powell, president and chief executive officer for Kadant. “Despite macroeconomic headwinds in certain regions, we had another well-executed quarter. Growth in our material handling segment was particularly notable led by record capital equipment revenue. This contributed to strong adjusted EBITDA performance and healthy cash flow in the fourth quarter.

“Strong capital project activity in the first half of the year and sustained high aftermarket demand led to the record-setting revenue for the year. For the full year 2023, our adjusted EPS reached a record $10.04, our adjusted EBITDA was a record $201 million, and our operating cash flow was a record $166 million.”

Fourth Quarter 2023 Compared to 2022
Revenue increased three percent to $238.7 million compared to $232.1 million in 2022. Organic revenue increased one percent, which excludes a two percent increase from the favorable effect of foreign currency translation. Gross profit margin decreased to 42.7 percent compared to 43.1 percent in 2022.

Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

Net income increased five percent to $27.4 million compared to $26.1 million in 2022. GAAP EPS increased four percent to $2.33 compared to $2.23 in 2022. Adjusted EPS increased three percent to $2.41 compared to $2.33 in 2022. Adjusted EPS excludes $0.10 of acquisition costs, $0.05 of other income related to the manufacturing facility project in China, $0.02 of restructuring costs, and $0.01 of relocation costs in 2023. Adjusted EPS excludes $0.09 of restructuring and impairment costs and $0.01 of acquisition costs in 2022.

Adjusted EBITDA decreased two percent to $48.5 million and represented 20.3 percent of revenue compared to $49.5 million and 21.3 percent of revenue in the prior year quarter. Operating cash flow increased 68 percent to $59.2 million compared to $35.2 million in 2022. Free cash flow increased 114 percent to $49.5 million compared to $23.2 million in 2022.

Bookings increased one percent to $218.0 million compared to $215.3 million in 2022, including a one percent increase from the favorable effect of foreign currency translation.

Fiscal Year 2023 Compared to 2022
Revenue increased six percent to a record $957.7 million compared to $904.7 million in 2022 and organic revenue also increased six percent. Gross profit margin increased to 43.5 percent compared to 43.1 percent in 2022.

Net income was $116.1 million decreasing four percent compared to $120.9 million in 2022. GAAP EPS decreased four percent to $9.90 compared to $10.35 in 2022. Adjusted EPS increased nine percent to a record $10.04 compared to $9.24 in 2022. Adjusted EPS excludes $0.10 of acquisition costs, $0.05 of relocation costs and $0.05 of other income both related to the manufacturing facility project in China, and $0.04 of restructuring costs in 2023. Adjusted EPS excludes a $1.30 gain on the sale of a Chinese facility, $0.11 of restructuring and impairment costs, and $0.08 of acquisition-related costs in 2022.

Adjusted EBITDA increased six percent to a record $201.3 million and represented a record 21.0 percent of revenue compared to $189.1 million and 20.9 percent of revenue in the prior year. Operating cash flow increased 61 percent to a record $165.5 million compared to $102.6 million in 2022. Free cash flow increased 80 percent to $133.7 million compared to $74.4 million in 2022.

Bookings decreased four percent to $917.4 million compared to $958.2 million in 2022.

Summary and Outlook
“While still facing economic uncertainties around the world, we expect to achieve record revenue, cash flow, and adjusted EBITDA in 2024,” continued Mr. Powell. “Our earnings performance will be affected by increased borrowing costs and non-cash intangible amortization expense associated with our recently announced acquisitions. We are experiencing healthy demand in our key end markets, however, our first quarter will be weaker than the remaining quarters of 2024 due to the timing of capital projects. For 2024, we expect revenue of $1.040 billion to $1.065 billion, GAAP EPS of $9.55 to $9.85, and adjusted EPS of $9.75 to $10.05. The 2024 adjusted EPS guidance excludes $0.20 of amortization expense associated with acquired inventory and backlog. For the first quarter of 2024, we expect revenue of $238 to $246 million, GAAP EPS of $1.76 to $1.86, and, after excluding $0.14 of amortization expense associated with acquired inventory and backlog, adjusted EPS of $1.90 to $2.00.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 15, 2024, at 11:00 a.m. eastern time to discuss its fourth quarter and full-year financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BI50d2e44d5fa54a28abfcf070796a4696 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through March 15, 2024.

Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and full-year results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the fourth quarter of 2023 included a favorable foreign currency translation effect of $3.7 million. Revenue in 2023 included an unfavorable foreign currency translation effect of $2.0 million. Our other non-GAAP financial measures exclude relocation costs, restructuring and impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax other income of $0.8 million in 2023.
•Pre-tax acquisition costs of $1.4 million in 2023 and $0.2 million in 2022.
•Pre-tax indemnification asset reversal of $0.7 million in 2022.
•Pre-tax relocation costs of $0.2 million in 2023.
•Pre-tax restructuring and impairment costs of $0.3 million in 2023 and $1.1 million in 2022.

Adjusted net income and adjusted EPS exclude:
•After-tax other income of $0.6 million ($0.8 million net of tax of $0.2 million) in 2023.
•After-tax acquisition costs of $1.2 million ($1.4 million net of tax of $0.2 million) in 2023 and $0.2 million in 2022.
•After-tax relocation costs of $0.1 million ($0.2 million net of tax of $0.1 million) in 2023.

Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

•After-tax restructuring and impairment costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2023 and $1.1 million in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $9.8 million in 2023 and $12.0 million in 2022.

Fiscal Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax other income of $0.8 million in 2023.
•Pre-tax gain on the sale of a facility of $20.2 million in 2022.
•Pre-tax acquisition-related costs of $1.4 million in 2023 and $1.2 million in 2022.
•Pre-tax indemnification asset reversals of $0.1 million in 2023 and $1.3 million in 2022.
•Pre-tax relocation costs of $0.8 million in 2023.
•Pre-tax restructuring and impairment costs of $0.8 million in 2023 and $1.3 million in 2022.

Adjusted net income and adjusted EPS exclude:
•After-tax other income of $0.6 million ($0.8 million net of tax of $0.2 million) in 2023.
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022.
•After-tax acquisition-related costs of $1.2 million ($1.4 million net of tax of $0.2 million) in 2023 and $0.9 million ($1.2 million net of tax of $0.3 million) in 2022.
•After-tax relocation costs of $0.6 million ($0.8 million net of tax of $0.2 million) in 2023.
•After-tax restructuring and impairment costs of $0.5 million ($0.8 million net of tax of $0.3 million) in 2023 and $1.3 million in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $31.9 million in 2023 and $28.2 million in 2022.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue	$238,679	$232,100	$957,672	$904,739
Costs and Operating Expenses:
Cost of revenue	136,695	132,150	541,366	515,184
Selling, general, and administrative expenses	59,823	56,765	236,264	224,405
Research and development expenses	3,460	3,150	13,562	12,724
Gain on sale and other (income) costs, net (b)	(320)	1,080	723	(18,856)
	199,658	193,145	791,915	733,457
Operating Income	39,021	38,955	165,757	171,282
Interest Income	705	254	1,758	904
Interest Expense	(1,676)	(2,157)	(8,398)	(6,478)
Other Expense, Net	(39)	(12)	(101)	(72)
Income Before Provision for Income Taxes	38,011	37,040	159,016	165,636
Provision for Income Taxes	10,449	10,831	42,210	43,906
Net Income	27,562	26,209	116,806	121,730
Net Income Attributable to Noncontrolling Interest	(166)	(130)	(737)	(802)
Net Income Attributable to Kadant	$27,396	$26,079	$116,069	$120,928

Earnings per Share Attributable to Kadant:
Basic	$2.34	$2.24	$9.92	$10.38
Diluted	$2.33	$2.23	$9.90	$10.35

Weighted Average Shares:
Basic	11,707	11,664	11,700	11,654
Diluted	11,759	11,708	11,729	11,688

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	December 30, 2023	December 30, 2023	December 31, 2022	December 31, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$27,396	$2.33	$26,079	$2.23
Adjustments, Net of Tax:
Other Income	(631)	(0.05)	—	—
Acquisition Costs	1,194	0.10	159	0.01
Relocation Costs	142	0.01	—	—
Restructuring and Impairment Costs	226	0.02	1,080	0.09
Adjusted Net Income and Adjusted Diluted EPS (a)	$28,327	$2.41	$27,318	$2.33

	Twelve Months Ended		Twelve Months Ended
	December 30, 2023	December 30, 2023	December 31, 2022	December 31, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$116,069	$9.90	$120,928	$10.35
Adjustments, Net of Tax:
Gain on Sale and Other Income (b)	(631)	(0.05)	(15,143)	(1.30)
Acquisition-Related Costs	1,194	0.10	881	0.08
Relocation Costs	599	0.05	—	—
Restructuring and Impairment Costs	521	0.04	1,287	0.11
Adjusted Net Income and Adjusted Diluted EPS (a)	$117,752	$10.04	$107,953	$9.24
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Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

	Three Months Ended			Increase (Decrease) Excluding Acquisition and FX (a,e)
Revenue by Segment	December 30, 2023	December 31, 2022	Increase (Decrease)
Flow Control	$87,403	$91,181	$(3,778)	$(5,806)
Industrial Processing	86,974	90,126	(3,152)	(3,894)
Material Handling	64,302	50,793	13,509	12,539
	$238,679	$232,100	$6,579	$2,839

Percentage of Parts and Consumables Revenue	60%	60%

	Twelve Months Ended		Increase	Increase Excluding Acquisition and FX (a,e)
	December 30, 2023	December 31, 2022
Flow Control	$363,451	$349,107	$14,344	$12,375
Industrial Processing	354,703	353,698	1,005	6,419
Material Handling	239,518	201,934	37,584	36,173
	$957,672	$904,739	$52,933	$54,967

Percentage of Parts and Consumables Revenue	62%	63%

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisition and FX (e)
Bookings by Segment	December 30, 2023	December 31, 2022
Flow Control	$85,354	$78,753	$6,601	$4,785
Industrial Processing	84,130	84,081	49	(419)
Material Handling	48,535	52,507	(3,972)	(4,656)
	$218,019	$215,341	$2,678	$(290)

Percentage of Parts and Consumables Bookings	64%	62%

	Twelve Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisition and FX (e)
	December 30, 2023	December 31, 2022
Flow Control	$361,216	$361,113	$103	$(685)
Industrial Processing	330,136	378,186	(48,050)	(41,564)
Material Handling	226,017	218,915	7,102	6,194
	$917,369	$958,214	$(40,845)	$(36,055)

Percentage of Parts and Consumables Bookings	64%	62%

	Three Months Ended		Twelve Months Ended
Business Segment Information	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Gross Profit Margin:
Flow Control	50.4%	51.3%	51.8%	52.0%
Industrial Processing	41.2%	40.3%	40.2%	39.2%
Material Handling	34.4%	33.1%	35.7%	34.4%
Consolidated	42.7%	43.1%	43.5%	43.1%

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Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

	Three Months Ended		Twelve Months Ended
Business Segment Information (continued)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Operating Income:
Flow Control	$20,993	$22,636	$95,249	$89,942
Industrial Processing (b)	17,313	18,760	69,281	89,754
Material Handling	10,686	6,154	40,692	27,644
Corporate	(9,971)	(8,595)	(39,465)	(36,058)
	$39,021	$38,955	$165,757	$171,282

Adjusted Operating Income (a,f):
Flow Control	$21,301	$23,873	$95,991	$91,505
Industrial Processing	17,727	19,344	70,304	70,905
Material Handling	11,061	6,336	41,194	28,543
Corporate	(9,971)	(8,595)	(39,465)	(36,058)
	$40,118	$40,958	$168,024	$154,895

Capital Expenditures:
Flow Control	$2,031	$2,001	$5,920	$4,425
Industrial Processing (h)	6,061	8,458	22,068	20,137
Material Handling	1,664	1,494	3,834	3,575
Corporate	—	55	28	62
	$9,756	$12,008	$31,850	$28,199

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Operating Cash Flow	$59,234	$35,163	$165,545	$102,625
Less: Capital Expenditures (h)	(9,756)	(12,008)	(31,850)	(28,199)
Free Cash Flow (a)	$49,478	$23,155	$133,695	$74,426

Depreciation and Amortization Expense	$8,380	$8,549	$33,297	$34,936

Balance Sheet Data	December 30, 2023	December 31, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$106,453	$79,725
Accounts Receivable, net	133,929	130,297
Inventories	152,677	163,672
Contract Assets	8,366	14,898
Property, Plant, and Equipment, net	140,504	118,855
Intangible Assets	159,286	175,645
Goodwill	392,084	385,455
Other Assets	82,366	81,334
	$1,175,665	$1,149,881
Liabilities and Stockholders' Equity
Accounts Payable	$42,104	$58,060
Debt Obligations	109,086	199,219
Other Borrowings	1,789	1,942
Other Liabilities	246,446	235,089
Total Liabilities	399,425	494,310
Stockholders' Equity	776,240	655,571
	$1,175,665	$1,149,881
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Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

	Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Consolidated
Net Income Attributable to Kadant	$27,396	$26,079	$116,069	$120,928
Net Income Attributable to Noncontrolling Interest	166	130	737	802
Provision for Income Taxes	10,449	10,831	42,210	43,906
Interest Expense, Net	971	1,903	6,640	5,574
Other Expense, Net	39	12	101	72
Operating Income	39,021	38,955	165,757	171,282
Gain on Sale and Other Income (b)	(841)	—	(841)	(20,190)
Acquisition Costs	1,442	182	1,442	668
Indemnification Asset (Provision) Reversal (g)	(25)	741	102	1,316
Relocation Costs	189	—	798	—
Restructuring and Impairment Costs	332	1,080	766	1,334
Acquired Backlog Amortization (c)	—	—	—	703
Acquired Profit in Inventory Amortization (d)	—	—	—	(218)
Adjusted Operating Income (a)	40,118	40,958	168,024	154,895
Depreciation and Amortization	8,380	8,549	33,297	34,233
Adjusted EBITDA (a)	$48,498	$49,507	$201,321	$189,128
Adjusted EBITDA Margin (a,i)	20.3%	21.3%	21.0%	20.9%

Flow Control
Operating Income	$20,993	$22,636	$95,249	$89,942
Acquisition Costs	—	—	—	472
Indemnification Asset (Provision) Reversal (g)	(24)	741	(24)	741
Restructuring and Impairment Costs	332	496	766	568
Acquired Profit in Inventory Amortization (d)	—	—	—	(218)
Adjusted Operating Income (a)	21,301	23,873	95,991	91,505
Depreciation and Amortization	2,262	2,306	9,047	9,179
Adjusted EBITDA (a)	$23,563	$26,179	$105,038	$100,684
Adjusted EBITDA Margin (a,i)	27.0%	28.7%	28.9%	28.8%

Industrial Processing
Operating Income	$17,313	$18,760	$69,281	$89,754
Gain on Sale and Other Income (b)	(841)	—	(841)	(20,190)
Acquisition Costs	1,066	—	1,066	—
Indemnification Asset Reversal (g)	—	—	—	575
Relocation Costs	189	—	798	—
Restructuring and Impairment Costs	—	584	—	766
Adjusted Operating Income (a)	17,727	19,344	70,304	70,905
Depreciation and Amortization	2,975	3,099	11,798	12,575
Adjusted EBITDA (a)	$20,702	$22,443	$82,102	$83,480
Adjusted EBITDA Margin (a,i)	23.8%	24.9%	23.1%	23.6%

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Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

		Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Material Handling
	Operating Income	$10,686	$6,154	$40,692	$27,644
	Acquisition Costs	376	182	376	196
	Indemnification Asset (Provision) Reversal (g)	(1)	—	126	—
	Acquired Backlog Amortization (c)	—	—	—	703
	Adjusted Operating Income (a)	11,061	6,336	41,194	28,543
	Depreciation and Amortization	3,125	3,120	12,379	12,382
	Adjusted EBITDA (a)	$14,186	$9,456	$53,573	$40,925
	Adjusted EBITDA Margin (a,i)	22.1%	18.6%	22.4%	20.3%

Corporate
	Operating Loss	$(9,971)	$(8,595)	$(39,465)	$(36,058)
	Depreciation and Amortization	18	24	73	97
	EBITDA (a)	$(9,953)	$(8,571)	$(39,392)	$(35,961)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20.2 million pre-tax gain on the sale of a manufacturing facility in China in the twelve months ended December 31, 2022 in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents income within cost of revenue associated with amortization of acquired profit in inventory.

(e)
Represents the increase (decrease) excluding an acquisition and resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents the provision for or reversal of indemnification assets related to tax reserves associated with uncertain tax positions.

(h)
Includes $1.6 million and $7.4 million in the three and twelve months ended December 30, 2023, respectively, and $5.0 million and $10.4 million in the three and twelve months ended December 31, 2022, respectively, related to the construction of a new manufacturing facility in China.

(i)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,400 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors,
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Kadant Reports Fourth Quarter and Fiscal 2023 Results
February 14, 2024

including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics and pandemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com
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